Exhibit 3.2

I hereby certify that the exhibit attached hereto is a fair and accurate English translation of the Articles of Incorporation of TVA Sistema de Televisão S.A.

By:	/s/ Carlos Eduardo Malagoni
Name: Carlos Eduardo Malagoni
Title: Attorney-in-fact

Date:  September 28, 2005

TVA SISTEMA DE TELEVISÃO S.A.

CNPJ No. 71.613.400/0001-10

NIRE 35300136187

MINUTES OF THE ANNUAL SHAREHOLDERS MEETING

HELD ON APRIL 30, 2003

PLACE AND DATE: Meeting held at the Company’s principal place of business, at Av. das Nações Unidas, 7221, 7th floor, in the City of São Paulo, State of São Paulo, at 2 p.m.

ATTENDANCE: TEVECAP S.A. – its only shareholder. The managers of the Company were also present.

PRESIDING OFFICERS: Chairman – Leila Abraham Loria; Secretary – Marcelo Vaz Bonini.

LEGAL PUBLICATIONS: a) Call Notice – waived pursuant to article 124, paragraph 4 of Law No. 6.404/76; b) Notices set forth in article 133 of Law No. 6.404/76 – waived pursuant to paragraph 4 of the said legal provision; c) Management Report and Financial Statements, waived pursuant to item II, article 294 of Law No. 6.404/76 and Law No. 10.194, of February 14, 2002.

AGENDA: 1) Analysis, discussion and voting of the Management Report and Financial Statements, concerning the fiscal year ended on December 31, 2002; 2) Allocation of the income of the year; 3) No distribution of dividends; 4) Not- remunerating of Executive Board; 5) Waiver as to instating the Audit Committee; 6) Change of the newspaper on which the company shall make the publications provided for in the law, and 7) Reelection of the Executive Board of the Company.

RESOLUTIONS:

The Meeting,

1)  pursuant to article 133, paragraph 4, of Law No. 6.404/76, the meeting deemed the noncompliance with the terms and formalities provided for in the said article;

2) approved the Management Report and the Financial Statements concerning fiscal year ended on December 31, 2002;

3) approved the allocation of the net result of the year, corresponding to a loss of seventy-nine million, four hundred and eighty thousand, three hundred and five Reais and thirty-six cents (R$ 79,480,305.36), to the “Retained Losses” account;

4) approved  not to distributing dividends based on the results of 2002, as the Company has not had any profits in that period;

5) approved not attributing any remuneration to the Company managers, including no benefits of any kind or representation allowances for this fiscal year;

6) waived instating the Audit Committee for this fiscal year;

7) pursuant to article 289, paragraph 3 of Law 6.404/76, resolved to change the newspaper in which the Company makes its legal publications, previously made in the “Agora São Paulo”, to the newspaper “Estado de São Paulo”, and

8) elected the Executive Board of the Company, with a term of office of three (3) years, i.e., up to the carrying out of the Annual Shareholders Meeting of 2006, to wit: Executive Superintendent Officer: Leila Abraham Loria,  Brazilian, married, business administrator, bearer of Identity Card RG/IFP No. 03164539-3, registered with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 375.862.707-91, residing and domiciled in the City of São Paulo, State of São Paulo; Financial Executive Officer: Marcelo Vaz Bonini, Brazilian, single, accountant, bearer of Identity Card RG/SSP-SP

No. 15.191.436, registered with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 086.949.108-37,  residing and domiciled in the City of São Paulo, State of São Paulo, Vito Chiarella Neto, Brazilian, married, accountant, bearer of Identity Card RG/SSP-SP No. 12.354.368, registered with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 114.884.868-16,  residing and domiciled in the City of São Paulo, State of São Paulo, and Kunio Ohara, Brazilian, married, engineer, bearer of Identity Card RG/SSP-SP No. 4.107.144, registered with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 340.310.658-68,  residing and domiciled in the City of São Paulo, State of São Paulo, all with offices at Av. das Nações Unidas, 7.221, 7th floor, in the City of São Paulo, State of São Paulo.

QUORUM: The resolutions were approved by the unanimous vote of  those present.

CLOSING: As there was no further business to transact, the meeting was adjourned, these minutes were approved, signed by all shareholders present, and the proceedings were closed. São Paulo, April 30, 2003. (signed) Shareholder – TEVECAP S.A. (by its Executive Officers Marcelo Vaz Bonini and Antônio Valdemir Pereira Ramos).

Conforms to the original.

(sgd)

Marcelo Vaz Bonini

Secretary

Examined by the Counsel:

(sgd)

Katia Regina Rocha Bou Mansour

Brazilian Bar Association, São Paulo Chapter No. 114.251

Registration certified by the Commercial Registry of São Paulo under No. 185.445/03-2.

TVA SISTEMA DE TELEVISÃO S.A.

CNPJ No. 71.613.400/0001-10

NIRE 35300136187

MINUTES OF THE ANNUAL SHAREHOLDERS MEETING

HELD ON APRIL 30, 2003

LIST OF ATTENDANCE OF SHAREHOLDERS

SIGNATURE OF THE SHAREHOLDER OR ATTORNEY-IN-FACT	ADDRESS	NUMBER OF SHARES
TEVECAP S.A. (represented by its Executive Officers Marcelo Vaz Bonini and Carlos Eduardo Malagoni)	Av. das Nações Unidas, 7.221, 7th floor, Sector C, São Paulo/ State of São Paulo	167,997,943
TOTAL		167,997,943

Conforms to the original.

(sgd)

Marcelo Vaz Bonini

Secretary

Examined by the Counsel:

(sgd)

Katia Regina Rocha Bou Mansour

Brazilian Bar Association, São Paulo Chapter No. 114.251

TVA SISTEMA DE TELEVISÃO S.A.

CNPJ No. 71.613.400/0001-10

NIRE 35300136187

MINUTES OF THE SPECIAL SHAREHOLDERS MEETING

HELD ON MAY 07, 2004

PLACE AND DATE: Meeting held at the Company’s principal place of business, at Av. das Nações Unidas, 7221, 7th floor, in the City of São Paulo, State of São Paulo, at 10 a.m.

ATTENDANCE: TEVECAP S.A. – its only shareholder. The managers of the Company were also present.

PRESIDING OFFICERS: Chairman – Leila Abraham Loria; Secretary – Carlos Eduardo Malagoni.

LEGAL PUBLICATIONS: a) Management Report and Financial Statements, published on the date hereof in the newspapers “Official Gazette”, page 9, 10 and 11 and “O Estado de São Paulo”, page B9, b) Call Notice – waived pursuant to article 124, paragraph 4 of Law No. 6.404/76; c) Notices set forth in article 133 of Law No. 6.404/76 – waived pursuant to paragraph 4 of the said legal provision.

AGENDA: 1) Analysis, discussion and voting of the Management Report and Financial Statements, concerning the fiscal year ended on December 31, 2003; 2) Allocation of the income of the year; 3) No distribution of dividends; 4) Not- remunerating of Executive Board; 5) Waiver as to instating the Audit Committee; 6) Election of the Executive Board, and 7) Restatement of the By-laws.

RESOLUTIONS:

The Meeting,

1) pursuant to article 133, paragraph 4, of Law No. 6.404/76, the meeting deemed cured the noncompliance with the terms and formalities provided for in the said article;

2) approved the Management Report and the Financial Statements concerning fiscal year ended on December 31, 2003;

3) approved the allocation of the net result of the year, corresponding to a loss of sixty-three million, six hundred and ninety-five thousand Reais (R$ 63,695,000.00) to the “Accrued Losses” account;

4) approved  not to distributing dividends based on the results of 2003, as the Company has not had any profits in that period;

5) approved not attributing any remuneration to the Company managers, including no benefits of any kind or representation allowances for this fiscal year;

6) waived instating the Audit Committee for this fiscal year;

7) accepted the resignations of Messrs. Leila Abraham Loria and Kunio Ohara from the offices of Executive Superintendent Officer and Executive Officer of the Company respectively, having given them both broad, full, irrevocable and irreversible release for all acts performed by them while in their offices, having appointed Messrs. CARLOS EDUARDO MALAGONI, Brazilian, married, economist, bearer of Identity Card RG No. 18.586.507-0, registered with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 146.330.328-95 and VIRGILIO JOSÉ CARREIRA AMARAL, Brazilian, married, engineer, bearer of Identity Card RG No. 5.683.472, registered with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 863.407.278-91, both with offices at Av. das Nações Unidas, 7.221, 7th floor, in the City of São Paulo, State of São Paulo to replace them, up to the Annual Shareholders Meeting of 2006. The Executive Officers now elected executed, on the date hereof, the respective instruments of investiture, stating that they are not liable for any crime provided for in the law hindering them from engaging business activity.

8) As a consequence of the above replacement, the meeting excluded the  offices of Executive Superintendent Officer and Executive Officer of the Company, and resolved to amend article 12 of the By-laws, which article shall become effective with the following wording: “Article 12 – The Company shall be managed by an Executive Board composed of not more than six (6) members, who may or may not be shareholders, residents of Brazil, who shall be elected and removed by the Shareholders Meeting, and shall have no specific title.”

9) Excluded articles 16 and 17 of the By-laws, with the other articles being renumbered.

10) By virtue of the abovementioned provisions, the meeting ratified that the Executive Board shall be currently composed as follows:

EXECUTIVE BOARD

Executive Officer: MARCELO VAZ BONINI

Executive Officer: VITO CHIARELLA NETO

Executive Officer: CARLOS EDUARDO MALAGONI

Executive Officer: VIRGÍLIO AMARAL

Term of Office: up to (August) the Annual Shareholders Meeting of 2006.

11) Restated the By-laws, which shall become effective with the wording attached hereto.

QUORUM: The resolutions were approved by the unanimous vote of those present.

CLOSING: As there was no further business to transact, the meeting was adjourned, these minutes were approved, signed by all shareholders present, and the proceedings were closed. São Paulo, May 07, 2004. (signed) Shareholder – TEVECAP S.A. (by its Executive Officers Marcelo Vaz Bonini and Carlos Eduardo Malagoni).

Conforms to the original.

(sgd)

Carlos Eduardo Malagoni

Secretary

Examined by the Counsel:

(sgd)

Katia Regina Rocha Bou Mansour

Brazilian Bar Association, São Paulo Chapter No. 114.251

(sgd)

Juliana Brandão

Law Student

Registration certified by the Commercial Registry of São Paulo under No. 320.899/04-4.

TVA SISTEMA DE TELEVISÃO S.A.

CNPJ No. 71.613.400/0001-10

NIRE 35300136187

MINUTES OF THE SPECIAL SHAREHOLDERS MEETING

HELD ON MAY 07, 2004

LIST OF ATTENDANCE OF SHAREHOLDERS

SIGNATURE OF THE SHAREHOLDER OR ATTORNEY-IN-FACT	ADDRESS	NUMBER OF SHARES
TEVECAP S.A. (represented by its Executive Officers Marcelo Vaz Bonini and Carlos Eduardo Malagoni)	Av. das Nações Unidas, 7.221, 7th floor, Sector C, São Paulo/ State of São Paulo	167,997,943
TOTAL		167,997,943

Conforms to the original.

(sgd)

Carlos Eduardo Malagoni

Secretary

Examined by the Counsel:

(sgd)

Katia Regina Rocha Bou Mansour

Brazilian Bar Association, São Paulo Chapter No. 114.251

(sgd)

Juliana Brandão

Law Student

TVA SISTEMA DE TELEVISÃO S.A.

BY-LAWS

NAME, PRINCIPAL PLACE OF BUSINESS, PURPOSE AND DURATION

ARTICLE 1 – TVA SISTEMA DE TELEVISÃO S.A. is a corporation regulated by these By-laws and by applicable law.

ARTICLE 2 – The principal place of business and jurisdiction of the Company shall be in the City of São Paulo, State of São Paulo, and by resolution of the Executive Board, it may open or close offices anywhere of Brazil or abroad.

ARTICLE 3 – The main purpose of the Company is the provision of cable TV services, and furthermore, of Multichannel Multipoint Distribution Services (MMDS), satellite pay TV and any other means of broadcasting, as well as rendering of other telecommunication services; production, distribution, import and export of its own or third-party television programs; import of equipment and spare parts for its own use; provision of other services in connection with broadcasting systems, reception and distribution of signals and other television programs; advertising and publicity in all of their forms, implications and modalities; publishing periodicals; provision of services and supply of data, audio and video digitalized information and distribution through online computer networks and related services, and the supply of equipment; formation, control and management of databases; research, development and production of digitalized information programs for the creation of a database; acquisition, development, production, customization, agency and sale of software, CD and other similar articles by electronic means; intermediation in sales of products and of pay TV by electronic means, and participation in other companies.

ARTICLE 4 – The term of duration of the Company shall be indefinite.

SHARE CAPITAL

ARTICLE 5 – The share capital of the Company shall be five hundred and eighty-six million, one hundred and ninety-nine thousand, four hundred and forty-eight Reais (R$ 586,199,448.00), divided into one hundred and sixty-seven million, nine hundred and ninety-seven thousand, nine hundred and forty-three (167,997,943) registered common shares, with no par value.

ARTICLE 6 – Each common share shall be entitled to one vote in the resolutions of the Shareholders Meetings.

ARTICLE 7 – The shareholders shall have a preemptive right to subscribe for new shares, in proportion to the shareholding previously held by them.

ARTICLE 8 – The shareholders shall pay the subscribed capital on the conditions established upon the subscription, and may determine that the payment be made by means of calls by the Company management.

Sole Paragraph – A shareholder that fails to make the payment on the agreed date shall be deemed legally in default and shall be subject to pay interest of one percent (1%) per month, monetary restatement and penalty of ten percent (10%) of the amount of the amount in default.

SHAREHOLDERS MEETING

ARTICLE 9 – The Shareholders Meeting shall be held on an annual or special basis, pursuant to the law.

Sole Paragraph – The Annual and Special Shareholders Meetings shall be convened and chaired by the Executive Officers.

ARTICLE 10 – The following matters shall be incumbent solely upon the Shareholders Meeting, in addition to the matters provided for in the Law:

I.                                         to amend the By-laws;

II.                                     to elect or remove at any time the Executive Officers of the Company and set their compensation;

III.                                 to establish policies and guidelines for the Company;

IV.                                 to authorize the disposal and encumbrance of the Company fixed assets above the amount of fifteen million Reais (R$ 15,000,000.00);

V.                                     to authorize the granting of guarantees, including surety and aval guarantee to third parties, except guarantees to controlling, controlled, associated or affiliate companies.

ARTICLE 11 – The following matters shall be approved by shareholders representing at least fifty-one percent (51%) of the voting capital of the Company:

I.                                         change in the preferences, advantages and conditions of redemption or amortization of shares; or creation of new classes of shares;

II.                                     creation of founders’ shares;

III.                                 change of the mandatory minimum dividend;

IV.                                 fundamental change in the company, including assumption of new fields of activities;

V.                                     merger of the Company into another company, consolidation or spin-off;

VI.                                 dissolution of the Company or cessation of the liquidation status;

VII.                             creation and issuance of debentures;

VIII.                         performance of acts not expressly mentioned not included in the ordinary course of business of the Company.

MANAGEMENT

ARTICLE 12 – The Company shall be managed by an Executive Board composed of not more than six (6) members, who may or may not be shareholders, residents of Brazil, who shall be elected and removed by the Shareholders Meeting, and shall have no specific title.

Sole Paragraph – The term of office of the Executive Board shall be of three (3) years, the Executive Officers may be reelected, and shall perform their duties until the investiture of their successors.

ARTICLE 13 – The Executive Officers shall mutually replace each other in their absences or impediments. In the event of a vacancy, the Shareholders Meeting shall fill in the office, and the new member shall complete the term of office of the replaced officer.

ARTICLE 14 – The Executive Board shall meet in order to:

I – prepare the financial statements and the management report, to be submitted for analysis by the members of the Audit Committee, if this is the case, and sent to the Shareholders Meeting;

II – resolve on the creation, extinction and transfer of establishments anywhere in Brazil or abroad;

III – authorize the disposal and encumbrance of the Company fixed assets in transactions not exceeding fifteen million Reais (R$ 15,000,000.00);

IV – appoint and remove independent auditors;

V – resolve on the participation in other companies or enterprises;

VI – resolve on to the Shareholders Meeting proposals to increase the share capital and to amend these By-laws ;

VII – decide on the matters provided for under the law, these By-laws or by the Shareholders Meeting.

Sole Paragraph – The Executive Board shall meet upon call notice sent by any of the Executive Officers and, in the event of a tie, the matter shall be submitted to the Shareholders Meeting.

ARTICLE 15 – The Executive Officers with no specific title shall have the duties set by the Shareholders Meeting or the meetings of the Executive Board.

ARTICLE 16 – The representation of the Company, in or out of court as plaintiff or defendant, and before any federal, state, municipal government departments, independent government agencies and any individuals or companies in general, shall be incumbent upon any Executive Officer, acting severally, or on an attorney-in-fact appointed pursuant to these By-laws.

Paragraph One – Powers of attorney shall mandatorily be granted by of two (2) Executive Officers signing jointly, and shall specify the powers granted, the limitations, and the conditions and term of effectiveness, except for powers of attorney granted for judicial purposes, which shall have an indefinite term of effectiveness.

Paragraph Two - The acts, agreements and instruments implying liability to the Company or releasing third parties from obligations with the Company, as well as the disposal or encumbrance of fixed assets in transactions not exceeding fifteen million Reais (R$ 15,000,000.00) shall always be executed by two Executive Officers, or by one Executive Officer together with one attorney-in-fact or, furthermore, by two attorneys-in-fact appointed pursuant to these By-laws.

Paragraph Three – For the performance of day-to-day acts, remittance of ordinary mail, receipts, endorsements of checks for deposit in the Company bank accounts, endorsements and trade acceptances issued by or on behalf of the Company, for collection, discount or pledge at financial institutions to the credit of the Company, the individual signature of any Executive Officer or a regularly appointed attorney-in-fact with specific powers shall suffice.

ARTICLE 17 – The use of the company name in sureties, aval guarantees, acceptances, endorsements or in documents that are not in the interest of the Company or imply mere gratuity are hereby expressly prohibited.

AUDIT COMMITTEE

ARTICLE 18 – The Company shall have an Audit Committee, which shall not be permanently instated, and shall be composed of three (3) effective members and deputies (an equal number), whether or not shareholders, elected by the Shareholders Meeting and with the duties authorized under the law.

Paragraph One – Only individuals residing in Brazil, who are in compliance with the applicable legal requirements may be elected for the Audit Committee. They shall perform their duties up to the first Annual Shareholders Meeting held after their election, and may be reelected.

Paragraph Two – The remuneration of the members of the Audit Committee shall be set by the Shareholders Meeting that elected them, with due regard for the provisions of the Law.

FISCAL YEAR, FINANCIAL STATEMENTS AND DISTRIBUTION OF PROFITS

ARTICLE 19 – The fiscal year shall begin on January 1 and end on December 31 of each year.

ARTICLE 20 – The financial statements shall be prepared at the end of every fiscal year, in accordance with applicable laws.

ARTICLE 21 – The net profits ascertained in each year, after the legal deductions, shall be allocated as determined by the Shareholders Meeting, after consulting the Audit Committee, if any.

Paragraph One – The shareholders shall be entitled to receive a mandatory annual dividend not lower than twenty-five percent (25%) of the net profits of the year, after deduction of the portion intended for legal reserve.

Paragraph Two – Every six (6) months or lower periods, the Company may draw up a balance sheet and distribute dividends.

GENERAL PROVISIONS

ARTICLE 22 – The Company may be dissolved in any of the events provided for in the law or by resolution of the Shareholders Meeting, which shall establish the form of liquidation and appoint the liquidator and the Audit Committee operating in that period.

ARTICLE 23 – Any omission in these By-laws shall be governed by the applicable law, especially Law No. 6.404, of December 15, 1976.”

São Paulo, May 07, 2004. (Signed) Shareholder – TEVECAP S.A. (by its Executive Officers Marcelo Vaz Bonini and Carlos Eduardo Malagoni).

Conforms to the original.

(sgd)

Carlos Eduardo Malagoni

Secretary

Examined by the Counsel:

(sgd)

Katia Regina Rocha Bou Mansour

Brazilian Bar Association, São Paulo Chapter No. 114.251

(sgd)

Juliana Brandão

Law Student

Protocol JUCESP: 164899/05-4

TVA SISTEMA DE TELEVISÃO S.A.

CNPJ No. 71.613.400/0001-10

NIRE 35300136187

MINUTES OF THE SPECIAL SHAREHOLDERS MEETING

HELD ON FEBRUARY 15, 2005

PLACE AND DATE: Meeting held at the Company’s principal place of business, at Av. das Nações Unidas, 7221, 7th floor, in the City of São Paulo, State of São Paulo, at 10 a.m.

ATTENDANCE: TEVECAP S.A. – its only shareholder.

PRESIDING OFFICERS: Chairman – Leila Abraham Loria; Secretary – Carlos Eduardo Malagoni.

CALL NOTICE: waived pursuant to article 124, paragraph 4 of Law No. 6.404/76.

AGENDA: 1) Rectification of the number of shares into which the share capital is divided; and 2) Restatement of the By-laws.

RESOLUTIONS TAKEN BY UNANIMOUS VOTE:

1) Whereas:

(i) up to November 18, 2001, the shareholder TEVECAP S.A held six million, eight hundred and forty thousand, seven hundred and sixty-four (6,840,764) registered common shares, with no par value, of the Company share capital and, in turn, the shareholder Roberto Civita held one hundred and forty thousand (140,000) registered common shares, with no par value, of the Company share capital;

(ii) on November 19, 2001, the shareholder Roberto Civita assigned and transferred all of the equity interest held by him in the Company to Editora Abril S.A., which on the same date promptly transferred the said interest to the shareholder TEVECAP S.A.;

(iii) as a consequence of the transfers mentioned in item (ii) above, TEVECAP S.A. held, on November 19, 2001, six million, nine hundred and eighty thousand, seven hundred and sixty-four (6,980,764) registered common shares, with no par value, of the Company share capital; and

(iv) on March 31, 2003, TEVECAP S.A. subscribed and paid in one hundred and sixty-one million, one hundred and fifty-seven thousand, one hundred and seventy-nine (161,157,179) registered common shares, with no par value, therefore increasing its equity interest to one hundred and sixty-eight million, one hundred and thirty-seven thousand, nine hundred and forty-three (168,137,943) registered common shares, with no par value, the shareholder TEVECAP S.A. resolves to rectify the number of shares held by it in the Company share capital, in accordance with the abovementioned dates and interest, as follows:

a) Minutes of the Special Shareholders Meeting held on March 31, 2003 (attendance list of shareholders and article 5 of the By-laws);

b) Minutes of the Annual Shareholders Meeting held on April 30, 2003 (attendance list of shareholders);

c) Minutes of the Special Shareholders Meeting held on July 1, 2003 (attendance list of shareholders and merger protocol and justification of Rede Ajato S.A.);

d) Minutes of the Special Shareholders Meeting held on December 4, 2003 (attendance list of shareholders);

e) Minutes of the Special Shareholders Meeting held on April 28, 2004 (attendance list of shareholders);

f) Minutes of the Special Shareholders Meeting held on May 4, 2004 (attendance list of shareholders);

g) Minutes of the Annual and Special Shareholders Meeting held on May 7, 2004 (attendance list of shareholders);

h) Minutes of the Special Shareholders Meeting held on December 1, 2004 (attendance list of shareholders).

1.1) The shareholder TEVECAP S.A. ratifies that since November 19, 2001, it has held one hundred percent (100%) of the Company equity interest, therefore being its wholly-owned subsidiary, subject to applicable legal provisions, especially article 253 of Law No. 6.404/76.

2) Lastly, the shareholder TEVECAP S.A. approves the restatement of the By-laws, reflecting the correct wording of article 5, which shall become effective with the wording attached hereto.

CLOSING: As there was no further business to transact, the meeting was adjourned, these minutes were approved, signed by all shareholders present, and the proceedings were closed. São Paulo, February 15, 2005. (signed) Shareholder – TEVECAP S.A. (by its Executive Officers Marcelo Vaz Bonini and Carlos Eduardo Malagoni).

Conforms with the original.

(sgd)

Carlos Eduardo Malagoni

Secretary

Examined by the Counsel:

(sgd)

Letícia Soares

Brazilian Bar Association, São Paulo Chapter No. 163.622

Registration certified by the Commercial Registry of São Paulo under No. 70.135/05-8.

TVA SISTEMA DE TELEVISÃO S.A.

CNPJ No. 71.613.400/0001-10

NIRE 35300136187

MINUTES OF THE SPECIAL SHAREHOLDERS MEETING

HELD ON FEBRUARY 15, 2005

LIST OF ATTENDANCE OFSHAREHOLDERS

SIGNATURE OF THE SHAREHOLDER OR ATTORNEY-IN-FACT	ADDRESS	NUMBER OF SHARES
TEVECAP S.A. (represented by its Executive Officers Marcelo Vaz Bonini and Carlos Eduardo Malagoni)	Av. das Nações Unidas, 7.221, 7th floor, Sector C, São Paulo/ State of São Paulo	168,137,943
TOTAL		168,137,943

Conforms with the original.

(sgd)

Carlos Eduardo Malagoni

Secretary

Examined by the Counsel:

(sgd)

Letícia Soares

Brazilian Bar Association, São Paulo Chapter No. 163.622

TVA SISTEMA DE TELEVISÃO S.A.

BY-LAWS

NAME, PRINCIPAL PLACE OF BUSINESS, PURPOSE AND DURATION

ARTICLE 1 – TVA SISTEMA DE TELEVISÃO S.A. is a corporation regulated by these By-laws and by applicable law.

ARTICLE 2 – The principal place of business and jurisdiction of the Company shall be in the City of São Paulo, State of São Paulo, and by resolution of the Executive Board, it may open or close offices anywhere of Brazil or abroad.

ARTICLE 3 – The main purpose of the Company is the provision of cable TV services, and furthermore, of Multichannel Multipoint Distribution Services (MMDS), satellite pay TV and any other means of broadcasting, as well as rendering of other telecommunication services; production, distribution, import and export of its own or third-party television programs; import of equipment and spare parts for its own use; provision of other services in connection with broadcasting systems, reception and distribution of signals and other television programs; advertising and publicity in all of their forms, implications and modalities; publishing periodicals; provision of services and supply of data, audio and video digitalized information and distribution through online computer networks and related services, and the supply of equipment; formation, control and management of databases; research, development and production of digitalized information programs for the creation of a database; acquisition, development, production, customization, agency and sale of software, CD and other similar articles by electronic means; intermediation in sales of products and of pay TV by electronic means, and participation in other companies.

ARTICLE 4 – The term of duration of the Company shall be indefinite.

SHARE CAPITAL

ARTICLE 5 – The share capital of the Company shall be five hundred and eighty-six million, one hundred and ninety-nine thousand, four hundred and forty-eight Reais (586,199,448.00), divided into one hundred and sixty-eight million, one hundred and thirty-seven thousand, nine hundred and forty-three (168,137,943) registered common shares, with no par value.

ARTICLE 6 – Each common share shall be entitled to one vote in the resolutions of the Shareholders Meetings.

ARTICLE 7 – The shareholders shall have a preemptive right to subscribe for new shares, in proportion to the shareholding previously held by them.

ARTICLE 8 – The shareholders shall pay the subscribed capital on the conditions established upon the subscription, and may determine that the payment be made by means of calls by the Company management.

Sole Paragraph – A shareholder that fails to make the payment on the agreed date shall be deemed legally in default and shall be subject to pay interest of one percent (1%) per month, monetary restatement and penalty of ten percent (10%) of the amount of the amount in default.

SHAREHOLDERS MEETING

ARTICLE 9 – The Shareholders Meeting shall be held on an annual or special basis, pursuant to the law.

Sole Paragraph – The Annual and Special Shareholders Meetings shall be convened and chaired by the Executive Officers.

ARTICLE 10 – The following matters shall be incumbent solely upon the Shareholders Meeting, in addition to the matters provided for in the Law:

VI.                                 to amend the By-laws;

VII.                             to elect or remove at any time the Executive Officers of the Company and set their compensation;

VIII.                         to establish policies and guidelines for the Company;

IX.                                to authorize the disposal and encumbrance of the Company fixed assets above the amount of fifteen million Reais (R$ 15,000,000.00);

X.                                    to authorize the granting of guarantees, including surety and aval guarantee to third parties, except guarantees to controlling, controlled, associated or affiliate companies.

ARTICLE 11 – The following matters shall be approved by shareholders representing at least fifty-one percent (51%) of the voting capital of the Company:

IX.                                change in the preferences, advantages and conditions of redemption or amortization of shares; or creation of new classes of shares;

X.                                    creation of founders’ shares;

XI.                                change of the mandatory minimum dividend;

XII.                            fundamental change in the company, including assumption of new fields of activities;

XIII.                        merger of the Company into another company, consolidation or spin-off;

XIV.                        dissolution of the Company or cessation of the liquidation status;

XV.                            creation and issuance of debentures;

XVI.                        performance of acts not expressly mentioned not included in the ordinary course of business of the Company.

MANAGEMENT

ARTICLE 12 – The Company shall be managed by an Executive Board composed of not more than six (6) members, who may or may not be shareholders, residents of Brazil, who shall be elected and removed by the Shareholders Meeting, and shall have no specific title.

Sole Paragraph – The term of office of the Executive Board shall be of three (3) years, the Executive Officers may be reelected, and shall perform their duties until the investiture of their successors.

ARTICLE 13 – The Executive Officers shall mutually replace each other in their absences or impediments. In the event of a vacancy, the Shareholders Meeting shall fill in the office, and the new member shall complete the term of office of the replaced officer.

ARTICLE 14 – The Executive Board shall meet in order to:

I – prepare the financial statements and the management report, to be submitted for analysis by the members of the Audit Committee, if this is the case, and sent to the Shareholders Meeting;

II – resolve on the creation, extinction and transfer of establishments anywhere in Brazil or abroad;

III – authorize the disposal and encumbrance of the Company fixed assets in transactions not exceeding fifteen million Reais (R$ 15,000,000.00);

IV – appoint and remove independent auditors;

V – resolve on the participation in other companies or enterprises;

VI – resolve on to the Shareholders Meeting proposals to increase the share capital and to amend these By-laws ;

VII – decide on the matters provided for under the law, these By-laws or by the Shareholders Meeting.

Sole Paragraph – The Executive Board shall meet upon call notice sent by any of the Executive Officers and, in the event of a tie, the matter shall be submitted to the Shareholders Meeting.

ARTICLE 15 – The Executive Officers with no specific title shall have the duties set by the Shareholders Meeting or the meetings of the Executive Board.

ARTICLE 16 – The representation of the Company, in or out of court as plaintiff or defendant, and before any federal, state, municipal government departments, independent government agencies and any individuals or companies in general, shall be incumbent upon any Executive Officer, acting severally, or on an attorney-in-fact appointed pursuant to these By-laws.

Paragraph One – Powers of attorney shall mandatorily be granted by of two (2) Executive Officers signing jointly, and shall specify the powers granted, the limitations, and the conditions and term of effectiveness, except for powers of attorney granted for judicial purposes, which shall have an indefinite term of effectiveness.

Paragraph Two - The acts, agreements and instruments implying liability to the Company or releasing third parties from obligations with the Company, as well as the disposal or encumbrance of fixed assets in transactions not exceeding fifteen million Reais (R$ 15,000,000.00) shall always be executed by two Executive Officers, or by one Executive Officer together with one attorney-in-fact or, furthermore, by two attorneys-in-fact appointed pursuant to these By-laws.

Paragraph Three – For the performance of day-to-day acts, remittance of ordinary mail, receipts, endorsements of checks for deposit in the Company bank accounts, endorsements and trade acceptances issued by or on behalf of the Company, for collection, discount or pledge at financial institutions to the credit of the Company, the individual signature of any Executive Officer or a regularly appointed attorney-in-fact with specific powers shall suffice.

ARTICLE 17 – The use of the company name in sureties, aval guarantees, acceptances, endorsements or in documents that are not in the interest of the Company or imply mere gratuity are hereby expressly prohibited.

AUDIT COMMITTEE

ARTICLE 18 – The Company shall have an Audit Committee, which shall not be permanently instated, and shall be composed of three (3) effective members and deputies (an equal number), whether or not shareholders, elected by the Shareholders Meeting and with the duties authorized under the law.

Paragraph One – Only individuals residing in Brazil, who are in compliance with the applicable legal requirements may be elected for the Audit Committee. They shall perform their duties up to the first Annual Shareholders Meeting held after their election, and may be reelected.

Paragraph Two – The remuneration of the members of the Audit Committee shall be set by the Shareholders Meeting that elected them, with due regard for the provisions of the Law.

FISCAL YEAR, FINANCIAL STATEMENTS AND DISTRIBUTION OF PROFITS

ARTICLE 19 – The fiscal year shall begin on January 1 and end on December 31 of each year.

ARTICLE 20 – The financial statements shall be prepared at the end of every fiscal year, in accordance with applicable laws.

ARTICLE 21 – The net profits ascertained in each year, after the legal deductions, shall be allocated as determined by the Shareholders Meeting, after consulting the Audit Committee, if any.

Paragraph One – The shareholders shall be entitled to receive a mandatory annual dividend not lower than twenty-five percent (25%) of the net profits of the year, after deduction of the portion intended for legal reserve.

Paragraph Two – Every six (6) months or lower periods, the Company may draw up a balance sheet and distribute dividends.

GENERAL PROVISIONS

ARTICLE 22 – The Company may be dissolved in any of the events provided for in the law or by resolution of the Shareholders Meeting, which shall establish the form of liquidation and appoint the liquidator and the Audit Committee operating in that period.

ARTICLE 23 – Any omission in these By-laws shall be governed by the applicable law, especially Law No. 6.404, of December 15, 1976.”

São Paulo, February 15, 2005. (Signed) Shareholder – TEVECAP S.A. (by its Executive Officers Marcelo Vaz Bonini and Carlos Eduardo Malagoni).

Conforms with the original.

(sgd)

Carlos Eduardo Malagoni

Secretary

Examined by the Counsel:

(sgd)

Letícia Soares

Brazilian Bar Association, São Paulo Chapter No. 163.622